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                                                                   Exhibit 10.35

                                OPENDWG ALLIANCE

                         FOUNDING MEMBERSHIP AGREEMENT
                             (Amended and Restated)

       This Agreement, dated as of the date following the last signature below, is made and entered by and between the OpenDWG Alliance, a Washington nonprofit corporation (the "Alliance"), and the person named at the end of this document (the "Member").

       RECITALS

       A. The Alliance has been organized and established to promote the DWG drawing file format as an open, industry-standard format for the exchange of CAD drawings.

       B. Member desires to become a member of the Alliance, upon the terms and subject to the conditions set forth in this Agreement.

       AGREEMENT

       Accordingly, the Alliance and Member agree as follows:

SECTION 1.          MEMBER'S RIGHTS

        1.1         MEMBERSHIP CLASSIFICATION

       Subject to the terms and conditions of this Agreement, Member will have, and will be entitled to exercise, all rights of a founding member of the Alliance, as such rights are specified from time to time in the bylaws of the Alliance. Member will furnish to the Alliance such documents (other than confidential, proprietary or trade secret information of the member) and other assurances as the Alliance may reasonably request from time to time to ensure that Member has and continues to meet the qualifications for membership in the founding member class as specified in the articles of incorporation and bylaws of the Alliance.

       1.2          USE OF TOOL KIT

                1.2.1  LICENSE

        Promptly after Member and the Alliance have both signed this Agreement, the Alliance will furnish to Member the OpenDWG Toolkit, consisting of (a) the file format specifications (the "Specification") used by the OpenDWG libraries and (b) the OpenDWG libraries (the "Libraries" and, together with the Specification, the "Toolkit"), and the trademarked Alliance logo (the "Logo"). Subject to the terms and conditions of this Agreement, the Alliance grants to Member a perpetual, worldwide, nonexclusive, royalty-free license to do the following:

                (i) use and modify the Specification for the purposes of developing, modifying or supporting Member's software applications (the "Member Applications");

                (ii) use, modify, edit, port and otherwise create derivative works of the source code version of the Libraries for the purposes of developing, modifying or supporting the Member Applications;

                (iii) reproduce, distribute (directly or indirectly) and sublicense the Libraries, in binary form only, as a part of the Member Applications;


FOUNDING MEMBERSHIP AGREEMENT                                             PAGE 1
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                 (iv) disclose the Specifications and the source code version of the Libraries to Member's contractors for the limited purpose of developing Member Applications under contract with Member; provided, that such disclosure is made pursuant to a written nondisclosure agreement that protects the Specifications and Libraries from further disclosure or use; and

                 (v) use and reproduce the Logo in connection with Member's marketing, distribution and licensing of products containing or derived from the Libraries, subject to those guidelines and restrictions on use which the Alliance may adopt from time to time.

          1.2.2 LIMITATIONS

     Member acknowledges that the Member Applications must have significant value added over the contents of the Toolkit, and that the Toolkit is not intended to be distributed on a stand-alone basis or as a part of a software development kit or comparable product that is substantially similar to the Toolkit. The Toolkit is owned by the Alliance and its suppliers. The Alliance reserves all rights in the Toolkit other than those expressly granted in
Section 1.2.1. Without limiting the generality of the foregoing, except as specifically permitted under Section 1.2.1(iv), Member will not (a) distribute or sublicense any copy of the Specifications or (b) distribute or sublicense any copy of the Libraries in source code form. In addition, Member will not export or reexport the Toolkit in violation of any law, regulation, order or other governmental requirement (including, without limitation, the U.S. Export Administration Act, regulations of the Department of Commerce and other export controls of the U.S.).

          1.2.3 UPDATES

     From time to time, the Alliance may furnish updates or enhancements to the Toolkit. All such updates or enhancements will be treated as part of the Specifications and the Libraries (as the case may be) and will be subject to the terms of this Agreement upon delivery to Member.

     1.3  NOTICES

     Member will include in any Member Applications all notices as contained or specified in the Toolkit.

     1.4  WARRANTY DISCLAIMER; LIMITATION OF LIABILITY

     The Toolkit is provided to Member "AS IS" AND WITH ALL DEFECTS AND ERRORS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE ALLIANCE HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IMPLIED WARRANTY ARISING FROM ANY COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE, IMPLIED WARRANTY OF NONINFRINGEMENT OR IMPLIED WARRANTY OF QUIET ENJOYMENT. THE ALLIANCE IS NOT LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT, EXEMPLARY OR OTHER SIMILAR DAMAGES ARISING FROM BREACH OF THIS AGREEMENT OR OF ANY WARRANTY CONTAINED HEREIN, WHETHER ARISING IN CONTRACT, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE), STRICT LIABILITY, EQUITY OR OTHERWISE, EVEN IF THE ALLIANCE WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

     1.5  WEB LINKS

     Upon Member's request, the Alliance will link Alliance's world wide web site (the "Alliance Web Site") to one page of one of Member's world wide web sites (the "Member Web Site"). Member will provide to the Alliance color artwork of Member's name and/or logo in the form and on the media specified by the Alliance to be included in the Alliance Web Site to denote the link to the Member Web Site. Provided that the Alliance complies with Member's instructions as to the inclusion of copyright, trademark and other

FOUNDING MEMBERSHIP AGREEMENT                                             PAGE 2
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proprietary notices and complies with any request of Member to remove Member's name, logo or link from the Alliance Web Site, Member hereby releases and discharges the Alliance, and its agents and contractors, from any damages or liability to Member arising out of the placement of Member's name and/or logo in the Alliance Web Site or the failure to do the same, and from any other liability arising out or related to the link between the Alliance Web Site and the Member Web Site.

SECTION 2.      MEMBER'S COVENANTS AND OBLIGATIONS

        2.1     BYLAWS, RULES AND POLICIES

        Member will perform its obligations as a member of the Alliance and comply with the bylaws, policies, procedures, plans, rules and determinations made by the Alliance, its Board of Directors or committees thereof (collectively, the "Rules"), with respect to all matters concerning the responsibilities and authority delegated by the members to the Alliance, as set forth in the articles of incorporation and bylaws of the Alliance.

        2.2     PAYMENT OF DUES AND EXPENSES

        As a member of the Alliance, Member will pay, in accordance with this Agreement and the Rules, all dues, fees and assessments imposed or levied by the Alliance for the founding member class. Without limiting the generality of the foregoing, the Board of Directors of the Alliance is authorized to determine whether or not the Alliance will require regular dues from its members and the amount of any such dues. The fees, dues and assessments payable by Member under this Agreement will be paid at such times as are determined by the Alliance. All amounts will be due and payable in United States dollar currency within thirty
(30) days from the date set by the Alliance for payment. All dues, fees and assessments imposed or levied by the Alliance are nonrefundable and may not be prorated, but credit for such amounts may be transferred or assigned in accordance with Section 6.2.

        2.3     OBLIGATION TO FURNISH INFORMATION

        Member acknowledges that the intent of the Alliance is to promote the DWG drawing file format as an open, industry-standard format for the exchange of CAD drawings by obtaining and sharing information and knowledge regarding the same. Accordingly, Member will disclose and deliver to the Alliance:

                (a) all modifications, clarifications and corrections to the Specification,

                (b) all bug fixes, modifications and enhancements to the Toolkit, and

                (c) any other information and knowledge regarding the format of DWG files read and written by Autodesk's AutoCAD products, whether obtained by Member's own efforts or from a third party ((a) through (c) collectively, the "Member Information").

Notwithstanding subsections (a) through (c) above, Member is under no obligation to disclose Member Information where such disclosure would: (i) violate any applicable statute; (ii) breach any contractual limitation or confidentiality agreement entered into by Member, or (iii) require Member to disclose any of its own confidential or proprietary information.

Member hereby grants the Alliance a nonexclusive, perpetual, fully-paid, irrevocable, royalty free license to reproduce, edit, modify, publish, distribute, sublicense to other members pursuant to their Membership Agreements and otherwise exploit the Member Information delivered or disclosed to Alliance pursuant to this Section 2.3. Member Information is provided to the Alliance "AS-IS" and without warranty of any kind. Section 1.4 applies mutatis mutandis disclosures of Member Information by a Member to the Alliance, where "Toolkit" in such section is replaced with "Member Information."


FOUNDING MEMBERSHIP AGREEMENT                                            PAGE 3

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     2.4       USE OF MEMBER'S NAME AND LOGO

     Member hereby grants the Alliance permission to use Member's name and logo to identify Member as a member of the Alliance in connection with promotional and marketing activities of the Alliance. Alliance shall ensure that Member's copyright, trademark or proprietary notice is reproduced as nearly identical as is practicable in all methods in which such name and logo are displayed.

SECTION 3.     ACKNOWLEDGMENTS AND REPRESENTATIONS

     3.1       NONPROFIT CORPORATION

     Member understands and acknowledges that the Alliance has been organized as a nonprofit corporation and that all amounts paid by or on behalf of Member to the Alliance will constitute dues, fees or assessments related to membership in the Alliance and will not be deemed as an investment or purchase of any ownership interest in the Alliance.

     3.2       REPRESENTATIONS

     Member represents and warrants to the Alliance that:

          (a) The principal office of Member is at the address shown under the signature of Member's authorized representative at the bottom of this Agreement;

          (b)    Member has been duly authorized to enter into this Agreement;
     and

          (c) Member has received and reviewed the articles of incorporation and bylaws of the Alliance and understands its duties and obligations associated with membership in the Alliance.

     3.3       ACKNOWLEDGMENTS

     Member acknowledges that, prior to the execution of this Agreement, it has had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Alliance concerning the financial and other affairs of the Alliance and the duties and obligations associated with being a member of the Alliance, and, to the extent it believes necessary in light of its knowledge of the Alliance's affairs, it has asked such questions and received satisfactory answers. Member has carefully read this Agreement and, to the extent it believes necessary, it has discussed the representations, warranties and agreements which it makes by signing this Agreement with its counsel and representatives of the Alliance.

SECTION 4.     TERMINATION AND SUSPENSION OF MEMBERSHIP OR SERVICES

     4.1       TERMINATION BY MEMBER

     Member may terminate its membership in the Alliance and its obligations under this Agreement effective upon thirty (30) days' advance written notice to the Board of Directors of the Alliance, provided, however, that such termination will not relieve Member of any liabilities or obligations incurred prior to the effective date of termination. Member's membership automatically terminates upon the voluntary or involuntary dissolution of the Alliance.

     4.2       TERMINATION BY ALLIANCE

     The Alliance may terminate Member's membership in the Alliance and this Agreement if Member fails to adhere to any Rules or breaches any material provision of this Agreement (including, without limitation, Sections 2.1, 2.2 and 2.3), and further fails to remedy such failure or breach within thirty (30) days

FOUNDING MEMBERSHIP AGREEMENT                                             PAGE 4



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following receipt of written notice from the Alliance. The Alliance's right to terminate Member's membership in the Alliance is in addition to any other rights and remedies that may be available to the Alliance, whether at law, in equity or otherwise.

     4.3         EFFECT OF TERMINATION

     Upon any termination of this Agreement, Sections 1.2.1, 1.2.2, 1.3, 1.4, 2.2, 4.3, 5 and 6, (together with such other provisions which reasonably can be construed as surviving termination) will survive termination of this Agreement.

     Upon termination of this Agreement by the Alliance for Member's violation of Section 1.2.2, Member shall return to the Alliance all source code for the Libraries of the Alliance together with any and all copies thereof (including any modified, partial or merged versions), and will deliver to the Alliance a certificate executed by an officer of Member certifying that it no longer has any copies of the same in its possession or control, and has requested that any third parties to which it has disclosed the information pursuant to Section 1.2.1(iv) destroy or return the same to the Alliance. Upon termination of this Agreement by the Alliance for Member's violation of Section 1.2.2, Member and any end user may continue to use Member Applications employed prior to such termination.

SECTION 5.       LIMITATIONS OF LIABILITY AND INDEMNIFICATION

        5.1      LIMITATIONS OF LIABILITY

        MEMBER AGREES THAT IN EXERCISING ITS RIGHTS AND AUTHORITY UNDER THIS AGREEMENT OR THE RULES, NEITHER THE ALLIANCE OR ANY MEMBER OR AGENT ACTING AT THE REQUEST OR ON BEHALF OF THE ALLIANCE, OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS, WILL, BY VIRTUE OF THIS AGREEMENT OR THE ARRANGEMENTS DESCRIBED HEREIN, HAVE ANY FIDUCIARY OBLIGATION TO MEMBER OR ANY OF ITS AFFILIATES. IN NO EVENT WILL THE ALLIANCE OR ANY MEMBER OR AGENT ACTING AT THE REQUEST OR ON BEHALF OF THE ALLIANCE, OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS, BE LIABLE TO MEMBER FOR ANY DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES, WHETHER BASED UPON BREACH OF CONTRACT, TORT, STRICT LIABILITY OR OTHER LEGAL THEORY, ARISING
UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE ACTIVITIES UNDERTAKEN BY THE ALLIANCE, EXCEPT THAT THE FOREGOING WILL NOT RELIEVE THE ALLIANCE OR ANY OF ITS MEMBERS FROM LIABILITY FOR ANY WILLFUL MISCONDUCT OR ANY BREACH OF AN OBLIGATION OF CONFIDENTIALITY.

     5.2         THIRD-PARTY BENEFICIARIES

     The limitations set forth in this Section 5 will inure to the benefit of all members or agents of the Alliance acting at the request or on behalf of the Alliance, and their respective officers, directors, employees and agents, each being an intended third-party beneficiary of the provisions of Section 5 of this Agreement.

SECTION 6.       MISCELLANEOUS

       6.1       NOTICES

     Any notices required or permitted to be given or made under this Agreement will be in writing. Such notices will be deemed to be duly given on the earliest of (a) actual receipt, irrespective of whether communicated in person, by telephonic facsimile, telegraph, teletype, electronic mail or other form of wire or wireless communication, or by mail or private carrier or other method in which the writing is to be read by the



FOUNDING MEMBERSHIP AGREEMENT                                    PAGE 5


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recipient, or (b) on the fifth day after mailing by registered or certified mail, return receipt requested, postage prepaid and addressed as follows:

          If to the Alliance:      OpenDWG Alliance
                                   1420 Fifth Avenue, 22nd Floor
                                   Seattle, Washington 98101
                                   Tel. 206.224.5655

          Attention:               Executive Director

          If to Member:            Bentley Systems, Incorporated
                                   685 Stockton Drive
                                   Exton, Pennsylvania
                                   19341-0678
                                   Tel 610 458 5000

          Attention:               President

          With copy to:            General Council

Either Member or the Alliance may from time to time change its address for notification purposes by giving the other party written notice of the new address and the date upon which it will become effective.

     6.2        ASSIGNMENT

     Subject to any limitations set forth in the bylaws of the Alliance, Member will be entitled to assign its rights and obligations under this Agreement to any affiliated corporation or other business entity and to any successor, by sale, merger or other business combination, to all or substantially all of its business and assets, provided the successor assumes all obligations of Member under this Agreement and agrees in writing to be bound hereby.

     6.3        NONWAIVER

     No delay or omission by any party hereto to exercise any right or power under this Agreement will impair such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants to be performed by the other or any breach thereof will not be construed as a waiver of any succeeding breach thereof or of any other covenant herein contained.

     6.4        SEVERABILITY

     If any provision of this Agreement or the application thereof to any person or circumstance is, to any extent, held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions or applications of the Agreement will in no way be affected or impaired thereby.

     6.5        APPLICABLE LAW

     This Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the State of Washington without reference to its choice of law rules. Both parties acknowledge the jurisdiction of, and hereby irrevocably consent to, venue solely in the state and federal courts located in King County, Washington for any disputes or actions arising from this Agreement.

FOUNDING MEMBERSHIP AGREEMENT                                             PAGE 6
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     6.6        ENTIRE AGREEMENT

     This Agreement sets forth the entire agreement, and supersedes any and all prior written and oral representations, and agreements, between the parties with respect to the subject matter hereof, including without limitation all prior OpenDWG Alliance membership agreements. This Agreement may not be modified or amended except by written instrument duly executed by an authorized representative of each party. Any attempted or purported amendment, modification or waiver that does not comply with this requirement will be null and void. In the event of any conflict between the terms and conditions of this Agreement, and the terms and conditions of any other agreement between the parties now or hereafter in effect, the terms and conditions of this Agreement will govern and control.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the date indicated below as being accepted on behalf of the Alliance.



                         Member:        Bentley Systems, Incorporated

                         Address:       685 Stockton Drive, Exton PA 19341

                         Telephone:     (610) 458-5000

                         Facsimile:     (610) 458-1060


                         By:            /s/ Gregory S. Bentley

                         Title:         President

                         Print Name:    Gregory S. Bentley

                         Date:          8/5/99



                         Agreed and Accepted on behalf of:

                         OPENDWG ALLIANCE

                         By:            /s/ Evan C. Yares

                         Title:         Executive Director

                         Print Name:    Evan C. Yares

                         Date:          Aug. 4, 1999





FOUNDING MEMBERSHIP AGREEMENT                                            PAGE 7